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                                                                    EXHIBIT 10.4


                             STOCK AWARD AGREEMENT

                            DANIEL INDUSTRIES, INC.
                                STOCK AWARD PLAN


              This stock award (the "Award") is made effective June 17, 1997, (the Date of Grant") by and between Mr. Thomas A. Newton, Jr. (the "Grantee") and Daniel Industries, Inc. (the "Company") pursuant to the Daniel Industries, Inc. Stock Award Plan (the "Plan"), and is subject to the terms and conditions of the Plan and this Agreement.

              WHEREAS, the Grantee is employed by the Company in a key capacity; and

              WHEREAS, the Company has elected to provide the Grantee an Award of Stock;

              NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and Grantee agree as follows:

              1. NUMBER OF SHARES. This Award to the Grantee is for 50,000 shares of common stock of the Company, $1.25 par value ("Stock").

              2. VESTING RESTRICTIONS. The Stock awarded to the Grantee pursuant to this Agreement shall be subject to the following vesting limitations.

                     (a)    (i)    On the first anniversary of the Date of
       Grant 1/5 of the shares of Stock shall vest; and

                            (ii) after each succeeding anniversary of the Date of Grant, 1/5 of the shares of Stock shall vest, so that after the expiration of the fifth anniversary of the Date of Grant the Award shall be fully vested.

                     (b) In the event of the severance of the employment relationship between the Company and the Grantee due to (i) the resignation of the Grantee upon an event of termination for good reason as defined in the Change in Control Agreement entered into by the Company and the Grantee contemporaneously herewith (the "C in C Agreement"), (ii) the discharge of the Grantee by the Company other than as a result of an event of termination for cause as defined in the C in C Agreement, (iii) the death of the Grantee, or



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       (iv) the disability of the Grantee as defined in the C in C Agreement, all shares of the Stock awarded hereby shall become fully vested.

                     (c) In the event of the severance of the employment relationship between the Company and the Grantee due to the Grantee's resignation or discharge by the Company as a result of an event of termination for cause as defined in the C in C Agreement, all nonvested shares of Stock that are the subject of this Award shall be forfeited to the Company.

              3. TRANSFERABILITY RESTRICTIONS AND STOCKHOLDER RIGHTS WITH RESPECT TO STOCK. Except as provided herein, the Stock awarded hereby may not be sold, assigned, transferred, pledged, or otherwise encumbered during the period in which the Grantee does not have a fully nonforfeitable interest in the Stock (the "Restricted Period"). Any attempted sale, assignment, transfer, pledge or encumbrance of Stock in violation of this Agreement shall be void and the Company shall not be bound thereby.

              During the Restricted Period, certificates representing the Stock shall be registered in the Grantee's name. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, that will permit transfer to the Company of all or any portion of the Stock which shall be forfeited in accordance with the Plan and this Agreement. Stock shall constitute issued and outstanding shares of the Company's common stock for all corporate purposes.

              Subject to the terms of the Plan and this Agreement, the Grantee shall have the right to vote the Stock awarded to the Grantee and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Stock, with respect to such Stock, with the exception that (i) the Grantee shall not be entitled to delivery of the stock certificate or certificates representing such Stock until the restrictions applicable thereto shall have expired, and (ii) the Grantee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Stock during the Restricted Period. Nothing in this Agreement shall prevent transfers by will or by the applicable laws of descent and distribution.





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              4.     CONSEQUENCE OF VESTING.  When shares of Stock become
vested, the Restricted Period shall be terminated as to those shares, and the Company shall deliver to the Grantee (or his estate, if he is not then living) a Stock certificate representing those shares, reduced as necessary to satisfy the Company's tax withholding obligation.

              5. NO ENLARGEMENT OF EMPLOYMENT CONTRACT. This Agreement is not an employment contract between the Company and the Grantee, and this Agreement shall have no effect upon the employment relationship of the Company and the Grantee, including without limitation, the right of either party to terminate said employment relationship.

              6. SECTION 83(b) ELECTION. The Grantee shall not exercise the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Award without the written approval of the Treasurer of the Company. If the Treasurer permits the election, the Grantee shall timely pay the Company the amount necessary to satisfy the Company's tax withholding obligations.

              7. AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, executed by the Company and the Grantee.

              8. GOVERNED BY PLAN. This Award is subject to all of the terms and conditions of the Plan, a copy of which is incorporated in this Agreement.



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              9.     GOVERNING LAW.  This Agreement shall be subject to and
governed by the laws of the State of Texas.

              IN WITNESS WHEREOF, this Agreement has been executed effective as of the 17th day of June 1997, in multiple counterparts, each of which shall be deemed to be an original.




                                           DANIEL INDUSTRIES, INC.


                                           By:    James M. Tidwell
                                              ---------------------------------



                                           GRANTEE



                                                 Thomas A. Newton, Jr.
                                           ------------------------------------





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